Exhibit 99.2

君合律師事務所

JUN HE LAW OFFICES

Shanghai Kerry Centre, 32nd Floor
1515 West Nanjing Road, Shanghai 200040, P. R. China

Tel.: (86-21) 5298-5488  Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Homepage: www.junhe.com

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 20-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

 Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

36W. 44th Street,

Suite 914 New York,

NY10036, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com

February 17, 2012

To:         AdChina Ltd.

20/F, Media Zone Jing An

No. 211 Shi Men Yi Road, Shanghai 200041

People’s Republic of China

Dear Sirs,

We are qualified lawyers of the People’s Republic of China (the “PRC”, for purposes of this legal opinion (the “Opinion”) only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan) and are qualified to issue a legal opinion on the laws and regulations of the PRC.

We have acted as the PRC legal counsel of AdChina Ltd. (the “Company”), a company incorporated under the laws of the Cayman Islands in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the prospectus that forms a part of the Registration Statement (the “Prospectus”) on February 17, 2012, relating to the offering (the “Offering”) by the Company of American depositary shares (the “ADSs”), each of which represents Class A ordinary shares (the “Ordinary Shares”) of the Company with a par value of $0.00005 (together with the ADSs, the “Offering Securities”) to be issued under the Deposit Agreement (the “Deposit Agreement”) to be entered into by and among the Company, JPMorgan Chase Bank, N.A. (the “Depositary”), and holders and beneficial owners from time to time of the ADSs issued thereunder; and (ii) the Company’s sale of the ADSs and listing and trading of the ADSs on the Nasdaq Global Market.

In connection with the Offering Securities and the proposed listing and trading of the ADSs on the Nasdaq Global Market, we have been requested to provide this Opinion as to (i) the Company’s PRC subsidiaries and operating affiliates and (ii) certain matters relating to the PRC Laws (as defined below) pursuant to the terms of or relating to the underwriting agreement (the “Underwriting Agreement”) among the Company, and Goldman Sachs (Asia) L.L.C. and Credit Suisse Securities (USA) LLC

as the representatives (“Representatives”) of the several underwriters named in Schedule I thereto (the “Underwriters”).

I                    DEFINITIONS

The following terms as used in this Opinion are defined as follows:

“Kendall”

means Kendall  Technology Development (Shanghai)  Co., Ltd. (“舜易科技发展(上海)有限公司” in Chinese), a wholly owned subsidiary of the Company with the registered address at Room 2002, Shimenyi Road No. 211, Jingan District, Shanghai.

“Menlo”

means Shanghai Menlo Network Technologies, Inc. (“易准科技发展（上海）有限公司” in Chinese), a wholly owned subsidiary of the Company with the registered address at Xingxian Road No. 1180, Jiading District, Shanghai.

“New E-Media”	means Shanghai New E-Media Advertising Co., Ltd. (“上海新易传媒广告有限公司” in Chinese) with the registered address at Room 107, No. 1 Building, Honghaigong Road No. 263, Miao Town, Chongming County, Shanghai.

“Yihong”	means Shanghai Yihong Advertising Co., Ltd. (“上海易宏传媒广告有限公司” in Chinese) with the registered address at Room 225, No. 2 Building, 2575, Hezuogong Road, Miao Town, Chongming County, Shanghai.

“Yi Zhun”	Means Shanghai Yi Zhun Culture and Media Co., Ltd. (“上海易准文化传媒有限公司” in Chinese) with the registered address at Room 1399, No. 10 Building, 1360, Yecheng Road, Jiading District, Shanghai.

“PRC Companies”	means Kendall, New E-Media, Menlo and Yihong. “PRC Company” shall be construed accordingly.

“Topweaver”	means Topweaver Digital Technology Co., Ltd. (“上海拓维数码有限公司”in Chinese) with the registered address at Room 107A, No.1 Building, Tianyaoqiao Road No. 909, Shanghai.

“Control Agreements”	means each and all of the agreements as listed in Schedule 1 of this Opinion.

“Material Contracts”	means each and all of the contracts as listed in Exhibits 10.7-10.14 of the Registration Statement.

“Topweaver Control Agreements”	means each and all of the agreements as listed in Schedule 2 of this Opinion.

“Founders”	Mr. Fangjun Yan holding PRC ID card number 370223197401141519; and Ms. Yuying Zhao holding PRC ID card number 370103198209074049.

“Government Agency”	means any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC. “Government Agencies” shall be construed accordingly.

“Governmental Authorization”

means any approval, consent, permit, authorization, filing, registration, permission, orders, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Government Agency.

“Material Adverse Effect”

means any event, circumstance, condition, occurrence or situation or any combination of the foregoing that has or could be reasonably expected to have a material and adverse effect upon the conditions (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Subsidiaries taken as a whole.

New M&A Rule	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006, and its amendment (promulgated on June 22, 2009).

CSRC	means China Security Regulatory Commission.

“PRC Laws”	mean any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.

“RMB”	means the lawful currency of the PRC.

“USD or U.S. dollars”	means the lawful currency of the United States of America.

“Prospectus”	means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

“SAFE Rules”

mean the Circular on Issues relating to the Administration of Foreign Exchange in Fund-Raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by the State Administration of Foreign Exchange of the PRC on October 21, 2005 and related rules and regulations.

II.             PRC LAWS

This Opinion is rendered on the basis of the PRC Laws and there is no assurance that any of the PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We do not purport to be an expert on or to be generally familiar with or qualified to issue legal opinions based on any laws other than the PRC Laws. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the PRC. We understand you have relied on Skadden, Arps, Slate, Meagher & Flom LLP, your U.S. counsel with respect to all the matters under the federal law of the United States and the law of the State of New York, and on Conyers Dill & Pearman, the Cayman Islands counsel to the Company, with respect to all the matters under the laws of the Cayman Islands.

III            ASSUMPTIONS

In rendering this Opinion we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company, the PRC Subsidiaries and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion.  Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant governmental authorities of the PRC and the appropriate representatives of the Company, and the PRC Subsidiaries with the proper powers and functions, and we will qualify our opinion as “to our best knowledge after due and reasonable inquiries,” without further independent investigation.

In giving this Opinion, we have made the following assumptions (the “Assumptions”):

(1)                                  Each of the Underwriting Agreement and the Deposit Agreement is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(2)                                  Any consents, licenses, permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Underwriting Agreement and the Deposit Agreement have been duly obtained or made.  Each party to the Underwriting Agreement or the Deposit Agreement has the full capacity under the applicable laws (other than the PRC Laws) to enter into the Underwriting Agreement and the Deposit Agreement, to be bound by and enforceable against according to the terms thereof;

(3)                                  Each and all of the signatures, seals and chops on the Documents are genuine, and all the Documents submitted to us as originals are authentic, complete and accurate, and all the Documents submitted to us as copies conform to their originals;

(4)                                  Each and all of the Documents have been validly authorized, executed and delivered by all the relevant parties thereto;

(5)                                  Each and all of the Documents submitted to us still exist and remain in full force and effect up to the date of this Opinion and none of them have been varied, suspended or revoked by any other document, agreement or action of which we are not aware after due inquiry;

(6)                                  Each and all of factual representations, warranties and statements of the Company, the PRC Companies contained in the Documents are true, accurate and complete as of the date of this Opinion.

IV           OPINIONS

Based upon the foregoing, save as disclosed in the Registration Statement, subject to the qualifications set out below, we are of the opinions that:

(1)                                  Incorporation and Existence of PRC Companies. Each of the PRC Companies has been duly organized in accordance with PRC Laws and is validly existing as a wholly foreign owned enterprise, or a domestic limited liability company, as the case may be, with full legal person status and limited liability under the applicable PRC Laws and its business license is in full force and effect.

Yizhun has been duly organized in accordance with PRC Laws and is validly existing as a company invested by a foreign-invested company with full legal person status and limited liability under the applicable PRC Laws and its business license is in full force and effect.  As of the date hereof, Yizhun has not started its operation yet.

To our best knowledge after due and reasonable inquiries, except as expressly provided in the Control Agreements, the equity interests of the PRC Companies are free and clear of all liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims; the articles of association of each PRC Company, the business license and other constituent documents of each PRC Company comply with the requirements of applicable PRC Laws, have been approved by the relevant PRC authorities and are in full force and effect.

(2)                                  Corporate Structure. Each of the PRC Companies and each of the Founders has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Control Agreements to which it, she or he is a party, and has duly authorized, executed and delivered each of the Control Agreements to which it, she or he is a party, and, such obligations constitute valid, legal, binding and enforceable obligations against each of them in accordance with the terms of each of the Control Agreements, save that, enforceability of such obligations is subject to, (a) all applicable bankruptcy, insolvency laws (including, without limitation, all laws relating to fraudulent transfers), affecting the enforcement of the creditors rights generally, and (b) the application of general principles under the Principles of Civil Law of the PRC and the Contract Law of the PRC including, without limitation to, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) the principles of voluntariness, fairness, materiality, fair dealing, honesty, good faith, social economic order and social public interest. To our best knowledge after due and reasonable inquiries, none of the PRC Companies or the Founders is in breach or default in the performance or observance of any of the terms or provisions of the Control Agreements to which it, she or he is a party.  The due execution, delivery and performance of each of the Control Agreements by the parties thereto, and the due consummation of the transactions contemplated thereunder will not (a) result in any violation of the business license or articles of association of any of the PRC Companies; (b) result in any violation of or penalty under any PRC Laws or Governmental Authorization; or (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Material Contracts governed by PRC Laws to which any of the PRC Companies or the Founders is a party or by which any of them is bound or to which any of their property or assets is subject. The descriptions of the corporate structure of the PRC Companies and the Control Agreements set forth in the “Corporate History and Structure” and “Risk Factor” sections of the Registration Statement, the Pricing Disclosure Package (as such term is defined in the Underwriting Agreement) and the Prospectus to the extent such descriptions relate to matters of the PRC Laws are true and accurate and nothing has been omitted from such description which would make the same misleading. The structure for operating business in China (including the ownership structure of the Company and the Control Agreements as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) complies, after the completion of this Offering will continue to comply, with all applicable existing PRC Laws, and does not violate, breach, contravene or conflict with any applicable PRC Laws. Except that the share pledge of New E-Media and Yihong is subject to the registration with PRC Government Agency, no Governmental Authorization are required under any PRC Laws in connection with the due execution, delivery or performance of each of the Control Agreements.

As of 15 September 2010, namely, the date on which Topweaver Control Agreements were terminated by the parties thereto, each of the Topweaver Control Agreements entered into between the parties thereto, (1) was established in accordance with PRC Laws; (2) constituted valid, legal, binding and enforceable obligations against each of them in accordance with the terms of each of the Control Agreements, save that, enforceability of such obligations is subject to, (a) all applicable bankruptcy, insolvency laws (including, without limitation, all laws relating to fraudulent transfers), affecting the enforcement of the creditors rights generally, and (b) the application of general principles under the Principles of Civil Law of the PRC and the Contract Law of the PRC including, without limitation to, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) the principles of voluntariness, fairness, materiality, fair dealing, honesty, good faith, social economic order and social public interest.

(3)                                  Business. Each of the PRC Companies has full legal right, power and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and described in the Registration Statement and, to the best of our knowledge after our due and reasonable inquiries, each of the PRC Companies is duly qualified to transact business in each jurisdiction in which it owns or uses or leases properties, conducts any business or in which such qualification is required.  Each of the PRC Companies has all necessary Governmental Authorizations from all Government Agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where lack of such Governmental Authorization would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, and such Governmental Authorizations contain no materially burdensome restrictions or conditions not described in the Registration Statement and the Prospectus.  To our best knowledge after due and reasonable inquiries, (a) each of the PRC Companies is in compliance with the provisions of all Government Authorizations in all material respects, (b) none of the PRC Companies has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorization, and (c) no circumstances have arisen such that any of such Governmental Authorizations may be revoked, suspended, cancelled or withdrawn or (where relevant) cannot be renewed upon its expiration date.

(4)                                  Capitalization. All of the equity interests in each PRC Company have been duly approved, if and to the extent required by the PRC Laws, duly authorized and validly issued, are fully paid and non-assessable and are legally owned by the Company ortheir respective shareholders. Each of the PRC Companies and their respective shareholders has obtained all Governmental Authorizations which are required under PRC Laws for the direct or indirect ownership of the equity interest in each PRC Company. To our best knowledge after due and reasonable inquires, except expressly provided in the Control Agreements, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of the PRC Companies.

(5)                                  Use of Proceeds. The application of the net proceeds to be received by the Company from the Offering as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus will not contravene any provision of applicable PRC Laws, or the articles of association, or the business license of the PRC Companies or, to the best of our knowledge after due inquiry, contravene the terms or provisions of, or constitute a default under, any mortgage, loan agreement, note, lease or other agreement or instrument binding upon any PRC Company, or any judgment, order or decree of any Governmental Agency in the PRC.

(6)                                  No Violation or Default. To　our best knowledge after our due and reasonable inquiries, Except as disclosed in the Registration Statement, none of the PRC Companies is in breach or violation of or in default, as the case may be, under (A) its articles of association or business licenses, (B) any bank loan or credit agreement or other evidence of indebtedness governed by the PRC Laws nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or part of such indebtedness, (C) any obligation, license, lease, contract or other agreement or instrument governed by the PRC Laws to which the Company or any PRC Company is a party or by which any of them may be bound or affected, except for such breach or violation or default that, as the case may be, would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect, (D) the terms or provisions of any of the Control Agreements to which any PRC Company is a party or by which any of them may be bound or affected or (E) any law, regulation or rule of the PRC, or any decree, verdict, judgment or order of any court in the PRC, applicable to the Company or any PRC Company.

(7)                                  Absence of Further Action. No Government Authorization from any Governmental Agency is required in connection with (A) the execution, delivery and performance by the Company of the Underwriting Agreement and the Deposit Agreement, (B) the issuance and sale of the Offering Securities, (C) the deposit of the Ordinary Shares with the Depositary or its nominee, (D) compliance by each of the Company, the PRC Subsidiaries with all of the provisions of the Underwriting Agreement and the Deposit Agreement, as applicable, and (E) consummation by the Company, the Depositary and the Underwriters of the transactions contemplated by the Deposit Agreement and the Underwriting Agreement, as applicable.  There is no requirement under the PRC Laws that the Founders have to satisfy, and there is no Government Authorization from any Governmental Agency required, for the Underwriting Agreement to constitute the valid and binding obligations of the Founders, enforceable against the Founders in accordance with the terms thereof, as far as the PRC Laws are concerned.

(8)                                  M&A Rules. On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC, and the State Administration of Foreign Exchange, jointly adopted the New M&A Rule. The New M&A Rule purports, among other things to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the New M&A Rule and other PRC Laws and regulations, the CSRC, on its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs. As disclosed in the Registration Statement, under current PRC Laws, neither CSRC approval nor any other Governmental Authorization is required in the context of the Offering, including (i) the execution, delivery and performance by the Company of the Underwriting Agreement and Deposit Agreement, (ii) the issuance and sales of the Offering Securities being delivered as of the date hereof, (iii) the deposit of the Ordinary Shares with the Depositary or its nominee to be delivered as of the date hereof, (iv) compliance by each of the Company, the Depositary and the Underwriters with all of the provisions of the Underwriting Agreement and Deposit Agreement, as applicable, (iv) consummation by the Company, the Depositary and the Underwriters of the transactions contemplated by the Underwriting Agreement and the Deposit Agreement and (v) the listing and trading of the Company’s ADSs on the Nasdaq Global Market, because the Company established each of Kendall and Menlo by means of direct investment other than by merger or acquisition of “PRC domestic company” as such term is defined under the New M&A Rule.

(9)                                  No Violation. The execution and delivery by the Company of, and the performance by the Company of their respective obligations under the Deposit Agreement, the Underwriting Agreement and the consummation by the Company of the transactions contemplated therein, and the conduct of the business and operations of the Company and the PRC Companies as described in the Registration Statement, including the issue and sale of the Offering Securities under the Deposit Agreement and the Underwriting Agreement, and the compliance by the Company with all of the provisions of the Deposit Agreement and the Underwriting Agreement, (a) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which any of the PRC Companies is a party or by which any of the PRC Companies is bound or to which any of the properties or assets of any of PRC Companies is bound or to which any of the properties or assets of any of the PRC Companies is subject; (b) do not and will not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any of the PRC Companies; and (c) do not and will not result in any violation of any provision of the PRC Laws.

(10)                            Comply with Articles of Association. To our best knowledge after due and reasonable inquiries, the business carried out by each PRC Company complies with its articles of association in effect and is within the business scope descried in its current business license.

(11)                            Title to Property and Leased Assets. To our best knowledge after due and reasonable inquiries (a) except as disclosed in the Registration Statement, each PRC Company has legal and valid title to all of its material assets, in each case, free and clear of all liens, charges, encumbrances, claims, defects, options and restrictions; (b) each lease agreement in effect to which any PRC Company is a party is duly executed and legally binding, the leasehold interests of each PRC Company are free from liens, pledge, and restrictions and are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their terms under PRC Laws except where the defects in the leasehold interests would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect and (c) none of the Company and the PRC Company owns, operates, manages or has any other right or interest in any other material real property of any kind in the PRC.

(12)                            Insurance. There is no applicable PRC Laws requiring any insurance to be obtained in respect of the business or operations of the PRC Companies or ownership of any of their assets as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so obtained.

(13)                            Guarantees.  To our best knowledge after due and reasonable inquiries, except as disclosed in the Registration Statement, there are no outstanding guarantees or contingent payment obligations of any of the PRC Companies in respect of indebtedness of third parties.

(14)                            Material Contracts. Each of the Material Contracts has been duly authorized, executed and delivered by the PRC Companies which are parties to such Material Contracts as the case may be, and each such PRC Company has, to the extent applicable, taken all necessary corporate actions to authorize the performance thereof, and each such PRC Company had the corporate power and capacity to enter into and to perform its obligations under such Material Contracts, each of the Material Contracts to which such PRC Company is a party constitutes a legal, valid and binding obligation of such PRC Company, enforceable against such PRC Company in accordance with its terms; all Governmental Authorizations required, and all other steps necessary, for the performance and enforcement of the Material Contracts have been obtained or completed and are in full force and effect, except for such Governmental Authorizations or steps that the failure to obtain or complete would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

The execution, delivery and performance of each of the Material Contracts by the parties thereto, and the consummation of the transactions contemplated thereunder, do not and will not (A) result in any violation of the business license, articles of association or Governmental Authorizations of any of the PRC Companies; (B) result in any violation of, or penalty under, any PRC Laws; or (C) to the best of our knowledge after due and reasonable inquiries, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other contract, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the PRC Companies is a party or by which any of them is bound or to which any of their properties or assets is subject.

(15)                            Intellectual Property. Each PRC Company owns or has valid licenses in full force and effect or otherwise has the legal right to use all material trade names, trademarks, patents, copyright, computer software, domain names and know-how (including proprietary or self-developed information systems or procedures) (“Intellectual Property”) currently employed by it in connection with the business currently operated by it and, none of the PRC Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. To our best knowledge after due and reasonable inquiries, none of the PRC Companies possesses any other registered intellectual property.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to the best of our knowledge after due inquiry, (i) there are no rights of third parties to any of the Intellectual Property owned by any of the PRC Companies; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging any of the PRC Companies’ rights to, or the violation of any of the terms of, any of their Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any PRC Company’s Intellectual Property; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the any of the PRC Companies infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property of others.

(16)                            Dividends. All dividends and other distributions declared and payable upon the equity interest of the PRC Companies directly or indirectly owned by the Company in accordance with the PRC Laws may under the current PRC Laws be paid in RMB, which may be converted into foreign currency and freely remitted out of the PRC without the necessity of obtaining any Governmental Authorization from any Governmental Agency, provided that any enterprise income tax, if applicable to the Company as described in the Registration Statement, has been duly withheld and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required under the PRC Laws relating to foreign exchange.

(17)                            PRC Taxes. To our best knowledge after due and reasonable inquiries, none of the PRC Companies has been investigated, claimed or penalized for any material PRC tax noncompliance which might be assessed against it or any penalty imposed in connection with any late payment of PRC taxes. The tax registration certificate of each of the PRC Subsidiaries issued by the competent Government Agencies complies with the requirements of PRC Laws and is in full force and effect. There are no material PRC fees or taxes that are or will become applicable to the Company or the PRC Subsidiaries as a consequence of completion of the Offering that have not been described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(18)                            No Proceedings. To our best knowledge after due and reasonable inquiries, there are no current, pending or threatened legal, arbitrative, regulatory, administrative or other governmental decisions, rulings, orders, demands, actions, proceedings or initiatives before any court, arbitration body or any Government Agencies in the PRC, to which any of the Company or any of the PRC Companies is a party or to which any of the assets of the Company or any of the PRC Companies are subject, except those which would not reasonable be expected to have a Material Adverse Effect, individually or in aggregate. To our best knowledge after due and reasonable inquires, no labor dispute, legal proceedings or other conflict with the employees of any of the PRC Subsidiaries exists or is imminent or threatened and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or any Governmental Agencies, except such disputes, legal proceedings or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect.

(19)                            No Liquidation. To our best knowledge after due and reasonable inquiries, none of the PRC Companies has taken any corporate action, nor have any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorization.

(20)                           Absence of Reporting Obligations. There are no reporting obligations to any Governmental Agency under PRC Laws on the holders of the Offering Securities who are not PRC residents.

(21)                            No Deemed Residence. No holder of the Offering Securities who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offering Securities.  There are no limitations under the PRC Laws on the rights of holders of the Offering Securities who are not PRC residents to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the Offering Securities.

(22)                            Statements in the Prospectus. The statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of

Operations”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Business”, “Management”, “Related Party Transactions”, “Regulation” and “Legal Matters” to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

(23)                            Submission to Jurisdiction. (i) The Company,  the PRC Companies and each of their respective equity holders can sue and be sued in its own name under the PRC Laws; (ii) the submission of the Companyto the exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement by the Companynot to plead an inconvenient forum and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York does not contravene mandatory or prohibitive provisions of the PRC Laws; (iii) service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement does not contravene mandatory or prohibitive provisions of the PRC Laws to confer valid personal jurisdiction over the Company; and (iv) any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement, as applicable, will be enforceable against the Company and the PRC Companies in the courts of the PRC, in each case of (i), (ii), (iii) and (iv) above subject to the discretion of the relevant courts or public policies and other principles to be considered by such courts and conditions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement.

(24)                            Validity of Indemnification Provisions.  The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene PRC Laws; assuming due authorization, execution and delivery by each party thereto (other than the Founders), each of Underwriting Agreement and the Deposit Agreement is in proper legal form under the PRC Laws for the enforcement thereof against the Company in the PRC, subject to compliance with relevant civil procedural requirements, including but not limited to translation, notarization and legalization of such documents; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any Governmental Agency or that any stamp or similar tax be paid on or in respect of any such document.

(25)                            No Stamp Tax.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any of its subsidiaries, any Underwriter or the Depositary to any Governmental

Agency in connection with (A) the creation, issuance, sale and delivery of the Offered Securities, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the ADSs, (C) the sale and delivery by the Company of the Offered Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (D) the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the parties thereto, or (E) the sale and delivery by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(26)                            No Licensing Requirement. The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any PRC Laws by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement provided that the Offering Securities will not be offered to PRC persons.

(27)                            No PRC Liability of Depositary. The Depositary will not (absent negligence, bad faith or breach of contract and general principle of agency) be subject to any potential liability under the PRC Laws for taking any action contemplated in the Deposit Agreement provided that the Offering Securities will not be offered to PRC persons.

(28)                            No Sovereign Immunity. Under the PRC Laws, none of the Company or its PRC Subsidiaries or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment in the PRC.

(29)                            SAFE Rules Compliance. Except as disclosed in the Registration Statement, each of the Company and its shareholders as indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case who shall be defined as PRC individual residents according to the SAFE Rules, has completed all relevant registration and other procedures required under the SAFE Rules (in the case of parties other than the Company, insofar as such required registration and procedures arise from such party’s ownership interest in the Company).

(30)                            Disclosure. Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except for those referred to in paragraph 22 of this Opinion, nothing has come to our attention that causes us to believe that any part of the Registration Statement (other than the financial statements and related schedules therein, as to which we express no opinion), as of its effective date or as of the date hereof, contain any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), as of its issue date or as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; we have no reason to believe that the Pricing Disclosure Package (other than the financial statements and related schedules therein, as to which we express no opinion), as of the Applicable Time (as such term is defined in the Underwriting Agreement) or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

V.            QUALIFICATIONS

This Opinion is limited to the matters set forth herein and is subject to the effect of any future change, amendment, alteration or adoption of any PRC Laws or judicial or regulatory interpretations.

This Opinion is intended to be used in the context which is specifically referred to herein and each paragraph should be looked at as a whole and no part should be extracted and referred to independently.

Yours faithfully,

/s/ JUN HE LAW OFFICES
JUN HE LAW OFFICES

Schedule 1

No.	Name of Agreement	Execution Parties	Date of Execution
1	Shareholders’ Voting Rights Entrustment Agreement (“股东表决权委托协议”, in Chinese)	Mr. Fangjun Yan; Ms. Yuying Zhao; Kendall; and New E-Media	March 13, 2009

2	Exclusive Option Agreement (“独家购买权协议”, in Chinese)	Mr. Fangjun Yan; Ms. Yuying Zhao; Kendall; and New E-Media	March 13, 2009

3	Equity Pledge Agreement (“股权质押协议”, in Chinese)	Mr. Fangjun Yan; Ms. Yuying Zhao; Kendall; and New E-Media	March 13, 2009

4	Exclusive Service Agreement (“独家服务协议”, in Chinese)	Kendall; and New E-Media	March 13, 2009

5	Shareholders’ Voting Rights Entrustment Agreement (“股东表决权委托协议”, in Chinese)	Mr. Fangjun Yan; Mr. Huayi Chen; Kendall; and Yihong	September 15, 2011

6	Exclusive Option Agreement (“独家购买权协议”, in Chinese)	Mr. Fangjun Yan; Mr. Huayi Chen; Kendall; and Yihong	September 15, 2011

7	Equity Pledge Agreement (“股权质押协议”, in Chinese)	Mr. Fangjun Yan; Mr. Huayi Chen; Kendall; and Yihong	September 15, 2011

8	Exclusive Service Agreement (“独家服务协议”, in Chinese)	Kendall; and Yihong	September 15, 2011

Schedule 2

No.	Name of Agreement	Execution Parties	Date of Execution
1	Shareholders’ Voting Rights Entrustment Agreement (“股东表决权委托协议”, in Chinese)	Mr. Fangjun Yan; Kendall; and Topweaver	March 13, 2009

2	Exclusive Option Agreement (“独家购买权协议”, in Chinese)	Mr. Fangjun Yan; Kendall; and Topweaver	March 13, 2009

3	Equity Pledge Agreement (“股权质押协议”, in Chinese)	Mr. Fangjun Yan; Kendall; and Topweaver	March 13, 2009

4	Exclusive Service Agreement (“独家服务协议”, in Chinese)	Kendall; and Topweaver	March 13, 2009